                                                                     Exhibit 5.1

                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                     PARK AVENUE TOWER, 65 EAST 55TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 451-2300
                            FACSIMILE (212) 451-2222
                                www.ogfrwlaw.com

                                                          NEW JERSEY OFFICE
                                                           WATERVIEW PLAZA
                                                     2001 ROUTE 46, SUITE 202
                                                    PARSIPPANY, NEW JERSEY 07054
                                                       (973) 541-1999
                                                    FACSIMILE (973) 541-9129

                               March 18, 2004

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

                        Re: WebFinancial Corporation
                            ------------------------

Gentlemen:

            We have  acted as counsel to  WebFinancial  Corporation,  a Delaware corporation (the  "Company"),  in connection with the filing of its registration statement on Form SB-2 (File No.  333-109633)  (the  "Registration  Statement"),
relating to shares (the "Shares") of its common stock, par value $.001 per share
(the "Common  Stock"),  issuable upon the exercise of  outstanding  subscription rights  (the  "Rights"),  as more  particularly  described  in the  Registration
Statement.

            In  connection  with this  opinion,  we have  examined the Company's
Certificate  of  Incorporation  and  By-Laws,  each  as  amended  to  date,  the
Registration   Statement  and  such  other   documents  as  we  have  considered
appropriate for purposes of this opinion.

            We have also  reviewed  such other  matters of law and  examined and relied upon such other  documents,  records and  certificates  as we have deemed relevant hereto.  In all such  examinations we have assumed  conformity with the original documents of all documents  submitted to us as conformed or photostatic copies,  the authenticity of all documents  submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

            On the  basis  of the  foregoing,  we are of the  opinion  that  the issuance  and sale of the Shares  upon  exercise  of the  Rights  have been duly authorized and when (i) the Registration  Statement  becomes effective under the
Securities Act of 1933, as amended, (ii) the holders of the Rights have complied with the terms of the Rights in  connection  with the  exercise  thereof,  (iii)
certificates  representing the Shares have been manually signed by an authorized officer of the transfer  agent and registrar for the Common Stock and registered

March 18, 2004

by such transfer  agent and  registrar,  and (iv) the Shares have been delivered and paid for as contemplated by the Rights and the Registration  Statement,  the
Shares will be validly issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion as an exhibit to the
Registration  Statement and to the reference  made to our firm under the caption
"Legal  Matters"  in  the  prospectus  constituting  part  of  the  Registration
Statement.

                        Very truly yours,

                        /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                        OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP